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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Celsion Corporation
Columbia, Maryland

        We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-145680, 333-139784, 333-127045, 333-116435 and 333-67508) and on Form S-3 (File Nos. 333-115890, 333-108318, 333-100638, 333-82450 and 333-64710) of Celsion Corporation of our report dated March 25, 2009, with respect to the financial statements of Celsion Corporation, included in the annual report (Form 10-K) for the year ended December 31, 2008.

/s/ Stegman & Company

Baltimore, Maryland
March 25, 2009

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  Exhibit 23.1